EXHIBIT 10.16

RUTH’S CHRIS STEAK HOUSE, INC.

RESTRICTED STOCK PURCHASE AGREEMENT

[Date]

[Name]

[Address]

Re:	Ruth’s Chris Steak House, Inc. (the “Company”)
Restricted Stock Purchase Agreement

Dear [Name]:

The Company is pleased to advise you that its Board of Directors has awarded you a grant of Restricted Stock, as provided below, under the Company’s 2004 Restricted Stock Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by reference.

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) your theft or embezzlement, or attempted theft or embezzlement, of money or property of. the Company, your perpetration or attempted perpetration of fraud, or your participation in a fraud or attempted fraud, on the Company or your unauthorized appropriation of or your attempt to misappropriate, any tangible or intangible assets or property of the Company, (ii) any act or acts of disloyalty, misconduct or moral turpitude by you injurious to the interest, property, operations, business or reputation of the Company or your commission of a crime which results in injury to the Company or (iii) your willful disregard of a directive given by a superior or the Board or a violation of a Company employment policy.

“Class A Common Stock” shall mean the Company’s Class A Common Stock par value $.01 per share or, in the event that the outstanding Class A Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall mean the Restricted Stock Committee, or such other committee of the Board as may be designated by the Board to administer this Restricted Stock Purchase Agreement. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board. In the absence of a Committee, the functions of the Committee shall be performed by the Board.

[Name]

[Date]

“Company” shall mean Ruth’s Chris Steak House, Inc., a Louisiana corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of Ruth’s Chris Steak House, Inc. as such term is defined in Section 425(f) of the Code.

“Disability” shall mean your inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively your duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

“Fair Market Value” of the Class A Common Stock shall be the fair market value as determined by the Committee or, in the absence of the Committee, by the Board, provided, however, that in the event you do not agree with the fair market value as so determined, you shall have the right at your own expense to engage a nationally recognized investment banking or valuation firm comparable in standing and reputation with Duff & Phelps to provide a written appraisal of the nonmarketable minority value of your Restricted Shares, and such value shall be deemed to be the fair market value of such shares for purposes of the transaction as to which you disagreed with the Board’s determination of fair market value.

“Good Reason” shall mean (i) the assignment to you by the Board of any material duties that are clearly inconsistent with your status, title and position as President and Chief Executive Officer of the Company; or (ii) a failure by the Company to pay you any amounts required to be paid under your employment agreement or this Agreement, which failure continues uncured for a period of fifteen (15) days after written notice thereof is given by you to the Board.

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, (i) does not own in excess of 5% of the Company’s Class A Common Stock on a fully-diluted basis (a “5% Owner”), (ii) is not controlling, controlled by or under common control with any such 5% Owner, (iii) is not the spouse or descendant (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons and (iv) is neither a portfolio company of any such 5% Owner nor a subsidiary of any portfolio company of any such 5% Owner.

“Investor” shall mean Madison Dearborn Capital Partners III, L.P., a Delaware limited partnership.

“Restricted Shares” shall mean (i) all shares of Class A Common Stock awarded pursuant to this Agreement and (ii) all shares of Class A Common Stock issued with respect to the Class A Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Class A Common Stock. Restricted Shares shall continue to be Restricted Shares pursuant to this Agreement in the hands of any holder other than you (except for the Company or the Investor and, to the extent that you are permitted to transfer Restricted Shares pursuant to this Agreement, purchasers pursuant to a public offering under the Securities Act), and each such

[Name]

[Date]

transferee thereof shall succeed to the rights and obligations of a holder of Restricted Shares hereunder.

“Participant” shall mean any executive or other key employee of the Company who has been selected to participate in the Plan by the Committee or the Board.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency, or political subdivision thereof.

“Public Sale” means any sale of Restricted Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

“Registration Agreement” shall mean that certain Registration Agreement, dated as of September 17, 1999, by and among the Company and certain investors as amended from time to time.

“Sale of the Company” means (A) a merger or consolidation effecting a change in control of the Company such that the holders as of the close of business on the date of this Agreement of the Company’s capital stock and securities or rights convertible into or exchangeable or exercisable for capital stock cease to have the power to elect a majority of the Board, (B) a sale of all or substantially all of the Company’s assets, (C) a sale to any person or entity or group of affiliated persons or entities of the Company’s outstanding voting securities having the voting power to elect a majority of the Board or (D) any other transaction as a result of which Madison Dearborn Capital Partners III, L.P. and its affiliates cease to have the power to elect a majority of the Board and any person or entity or group of affiliated persons or entities obtains the power to elect a majority of the Board.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute.

“Shareholders Agreement” shall mean the shareholders agreement, dated as of September 17, 1999 between the Company, Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P., Special Advisors Fund I, LLC, First Union Investors, Inc., GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, and each of the shareholders listed as Investors on the signature page thereto.

2. Grant and Vesting.

(a) Grant. Your award is for the purchase of [insert number] Restricted Shares for a price of [insert price] per share. You shall be entitled to the rights of a shareholder, including the right to vote and to receive dividends on the Restricted Shares. The Restricted Shares and the right to vote and receive dividends may not, however, be sold, assigned, or encumbered by you, except as permitted by this Agreement.

[Name]

[Date]

(b) Normal Vesting. One-fifth of your Restricted Shares shall vest over each of the first five years (the “Restricted Period”) following the date hereof, pro rata on a daily basis, if and only if you are, and have been continuously, employed by the Company from the date of this Agreement through such date of vesting, provided, however, that (i) [insert amount] of your Restricted Shares shall be vested as of the date hereof, [insert amount] of your Restricted Shares shall vest, pro rata on a daily basis, during the period beginning on the date following the date hereof and ending on [insert date], and the balance shall vest ratably until [insert date], and (ii) any fraction of a share that would otherwise result from the operation of the vesting schedule shall be rounded up or down to the nearest whole share in any case where it is necessary to effect a certificated transfer of Restricted Shares.

(c) Effect on Vesting in Case of Employment Termination. Notwithstanding paragraph 2(b) above, the following special vesting rules shall apply if your employment with the Company terminates prior to the expiration of the Restricted Period:

(i) Death or Disability. If you die or become subject to any Disability while an employee of the Company, your Restricted Shares shall be vested with respect to a number of shares equal to the sum of (x) the shares that were vested on the date of your death or Disability, plus (y) such additional shares that would have vested had your employment continued for one additional year following the date of termination of your employment as a result of death or Disability. Your remaining Restricted Shares shall be repurchased from you by the Company at a price of five cents per share in cash.

(ii) Other Termination of Employment. Unless otherwise determined by the Committee, if your employment terminates other than as a result of death or Disability, your Restricted Shares shall be vested with respect to that portion that was vested on the date your employment with the Company ceased and any portion that was not vested on such date shall be repurchased from you by the Company for five cents per share in cash.

Except as provided in this paragraph 2(c), the number of Restricted Shares that are vested shall not increase once you cease to be employed by the Company.

3. Acceleration of Vesting on Sale of the Company. If you have been continuously employed by the Company from the date of this Agreement until a Sale of the Company, the portion of your Restricted Shares which has not become vested at the date of such event shall, upon the requisite approval of the Company’s shareholders as provided under Section 280G of the Code to the extent necessary to avoid any “parachute” payments thereunder, immediately vest with respect to 100% of such shares simultaneously with the consummation of the Sale of the Company.

4. Securities Laws Restrictions and Other Restrictions on Transfer of Restricted Shares. You represent that you are purchasing the Restricted Shares hereunder for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Restricted

[Name]

[Date]

Shares that become vested (“Vested Shares”) unless your offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You agree that you shall not offer, sell or otherwise dispose of any Vested Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that the certificates for any Vested Shares shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

5. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy for this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

6. Rights of Participants. Nothing in thus Agreement shall interfere with or limit in any way the right of the Company to terminate your employment at any time (with or without Cause), nor confer upon you any right to continue in the employ of the Company for any period of time or to continue your present (or any other) rate of compensation, and in the event of your termination of employment (including, but not limited to, termination by the Company without Cause) any portion of your Restricted Shares that were not previously vested shall be forfeited. Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Restricted Shares upon the occurrence of subsequent events, except as provided in paragraph 8 below.

7. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from you any amounts due and payable by the Company to you (or secure payment from you, in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Restricted Shares awarded under this Agreement, and the Company may defer such issuance unless indemnified by you to its satisfaction. You agree as a condition of acquiring the Restricted Shares, however, to file an election under Section 83(b) of the Code within 30 days after your acquisition of the Restricted Shares with respect to such shares.

8. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Class A Common Stock, the Board or the Committee shall, in order to prevent the dilution or enlargement of rights under this Agreement, make such adjustments in the number and type of shares authorized by the Plan and the number and type of Restricted Shares covered by this Agreement as may be determined to be appropriate and equitable. The issuance by the Company of shares of stock of any class, or

[Name]

[Date]

options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion, of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Class A Common Stock then subject to this Agreement.

9. Right to Purchase Vested Shares Upon Your Termination of Employment.

(a) Repurchase of Vested Shares. If your employment with the Company shall terminate for any reason (the date on which such termination occurs being referred to as the “Termination Date”), then the Company shall have the option to repurchase all or any part of your Vested Shares, whether held by you or by one or more of your transferees, at the price determined in accordance with the provisions of paragraph 10 hereof (the “Repurchase Option”).

(b) Repurchase by Company. The Company may elect to purchase all or any portion of the Vested Shares by delivery of written notice (the “Repurchase Notice”) to you or any other holders of the Vested Shares within 120 days after the Termination Date. The Repurchase Notice shall set forth the number of Vested Shares to be acquired from you and such other holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of Vested Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Vested Shares held by you at the time of delivery of the Repurchase Notice. If the number of Vested Shares then held by you is less than the total number of Vested Shares the Company has elected to purchase, then the Company shall purchase the remaining shares elected to be purchased from the other holders thereof, pro rata according to the number of shares held by each such holder at the time of delivery of such Repurchase Notice (determined as close as practical to the nearest whole share).

(c) Repurchase by the Shareholders. If for any reason the Company does not elect to purchase all of the Vested Shares pursuant to the Repurchase Option, then the Shareholders (as defined in the Shareholders Agreement) shall be entitled to exercise the Company’s Repurchase Option in the manner set forth in paragraph 9(a) for all or any portion of the number of Vested Shares the Company has not elected to purchase (the “Available Shares”). As soon as practicable after the Company has determined that there shall be Available Shares, but in any event within 90 days after the Termination Date, the Company shall deliver written notice (the “Option Notice”) to the Shareholders setting forth the number of Available Shares and the price for each Available Share. Each Shareholder may elect to purchase any number of Available Shares by delivering written notice to the Company within 20 days after receipt of the Option Notice from the Company. As soon as practicable, and in any event within five days after the expiration of such 20-day period, the Company shall notify you and any other holder(s) of Vested Shares as to the number of Vested Shares being purchased from you by the Shareholders (the “Supplemental Repurchase Notice”). At the time the Company delivers the Supplemental Repurchase Notice to you and such other holder(s) of Vested Shares, the Shareholders shall also receive written notice from the Company setting forth the number of shares it is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

[Name]

[Date]

(d) Closing of Repurchase of Vested Shares. The purchase of Vested Shares pursuant to this paragraph 9 shall be closed at the Company’s executive offices within 20 days after the expiration of the 120-day period referred to in paragraph 9(b). At the closing, the purchaser or purchasers shall pay the purchase price in the manner specified in paragraph 10(b), and you and any other holders of Vested Shares being purchased shall deliver the certificate or certificates representing such shares to the purchaser or purchasers or their nominees, accompanied by duly executed stock powers. Any purchaser of Vested Shares under this paragraph 9 shall be entitled to receive customary representations and warranties from you and any other selling holders of Vested Shares regarding the sale of such shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances) and to require all sellers’ signatures to be guaranteed by a national bank or reputable securities broker.

10. Purchase Price for Vested Shares.

(a) Purchase Price. The purchase price per share to be paid for the Vested Shares purchased by the Company and the Shareholders pursuant to paragraph 9 upon termination of your employment (i) by the Company without Cause, by your resignation with Good Reason, or as a result of your death or Disability, shall be equal to the Fair Market Value of such Vested Shares as of the Termination Date or (ii) by your resignation without Good Reason or by the Company for Cause, shall be equal to five cents.

(b) Manner of Payment. If the Company elects to purchase all or any part of the Vested Shares, including Vested Shares held by one or more transferees, the Company shall pay for such shares: (i) first, by certified check or wire transfer of funds to the extent such payment would not cause the Company to violate the Business Corporation Act of the State of Louisiana and would not cause the Company to breach any agreement to which it is a party relating to the indebtedness for borrowed money or other material agreement; and (ii) thereafter, with a subordinated promissory note of the Company. Such subordinated promissory note shall bear interest at the applicable federal rate as determined under Section 1274(d) of the Code (which shall be payable annually in cash unless otherwise prohibited as set forth above), shall have all principal due on the fifth anniversary of the date of issuance, shall be subordinated on terms and conditions satisfactory to the holders of the Company’s indebtedness for borrowed money, and shall be secured by a pledge of the Vested Shares for which the note was issued. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under any indebtedness or obligations owed by you to the Company. If the Shareholders elect to purchase all or any portion of the Available Shares, the Shareholders shall pay for that portion of such Vested Shares by certified check or wire transfer of funds.

11. Restrictions on Transfer.

(a) Transfer of Vested Shares. You shall not sell, pledge or otherwise transfer any interest in any Vested Shares except pursuant to a Public Sale or the provisions of paragraph 9 or 13 hereof (“Exempt Transfers”) and except pursuant to the provisions of this paragraph 11. At least 30 days prior to making any transfer other than an Exempt Transfer, you shall deliver a

[Name]

[Date]

written notice (the “Sale Notice”) to the Company and the Shareholders; provided that shares may only be transferred for cash or cash payable in installments over time. The Sale Notice shall disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed transfer. You agree not to consummate any such transfer until 30 days after the Sale Notice has been delivered to the Company and the Shareholders, unless the parties to the transfer have been finally determined pursuant to this paragraph 11 prior to the expiration of such 30 day period. (The date of the first to occur of such events is referred to herein as the “Authorization Date”).

(b) First Refusal Rights. The Company may, first, elect to purchase all (but not less than all) of the Vested Shares to be transferred by you, upon the same terms and conditions as those set forth in the Sale Notice, by delivering a written notice of such election to you and the Shareholders within 15 days after the receipt of the Sale Notice by the Company. If the Company has not elected to purchase all of the Vested Shares to be transferred, then the Shareholders may elect to purchase all (but not less than all) of the Vested Shares to be transferred which have not been elected to be purchased by the Company, upon the same terms and conditions as those set forth in the Sale Notice, by delivering a written notice of such election to you within 25 days after the receipt of the Sale Notice by the Shareholders. Any person who has the right to acquire Vested Shares pursuant to this paragraph 11(b) shall be given up to 30 days (after it has been determined that such person has such right) to consummate the purchase and sale of Vested Shares. If neither the Company nor the Shareholders, either individually or in the aggregate, have elected to purchase all of the Vested Shares specified in the Sale Notice, you may transfer the Vested Shares specified in the Sale Notice at a price and on terms no more favorable to the transferees) thereof than specified in the Sale Notice during the 45-day period immediately following the Authorization Date. Any Vested Shares not transferred within such 45-day period shall be subject to the provisions of this paragraph 11(b) upon subsequent transfer.

(c) Certain Permitted Transfers. The restrictions contained in this paragraph 11 shall not apply with respect to transfers of Vested Shares (i) pursuant to applicable laws of descent and distribution or (ii) among your family group; provided that the restrictions contained in this paragraph shall continue to be applicable to the Vested Shares after any such transfer and the transferees of such Vested Shares have agreed in writing to be bound by the provisions of this Agreement. Your “family group” means your spouse and descendants (whether natural or adopted) and any trust solely for the benefit of you and/or your spouse and/or descendants.

(d) Termination of Restrictions. The restrictions on the transfer of vested Shares set forth in this paragraph 11 shall continue with respect to each Vested Share until the date on which such Vested Share has been transferred in a transaction permitted by this paragraph (except in a transaction contemplated by paragraph 11(c)); provided in any event the restrictions on transfers set forth in this paragraph 11 shall terminate when the Company has sold shares of its Class A Common Stock pursuant to a public offering registered under the Securities Act.

[Name]

[Date]

12. Additional Restrictions on Transfer.

(a) Restrictive Legend. The certificates representing the Shares of Restricted Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON NOVEMBER 8, 2004, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND JAMES G. CANNON DATED AS OF NOVEMBER 8, 2004, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b) Opinion of Counsel. You may not sell, transfer or dispose of any Vested Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

(c) Holdback. You agree not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten Demand Registration or any underwritten Piggyback Registration (as such terms are defined in the Registration Agreement), except as part of such underwritten registration if otherwise permitted.

13. Sale of the Company.

(a) If the Board and the holders of a majority of the shares of Class A Common Stock then outstanding, voting share for share as a single class, approve a sale of all or substantially all of the Company’s assets determined on a consolidated basis or a sale of all or substantially all of the Company’s outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to any independent Third Party or group of Independent Third Parties (collectively, an “Approved Sale”), subject to the provisions

[Name]

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set forth in paragraph 13(b), you shall vote for or furnish a written consent to vote your Restricted Shares and raise no objections against such Approved Sale. In connection with any Approved Sale, the Company shall send a written notice at least ten business days prior to the consummation of any Approved Sale to all Participants setting forth the principal terms of the proposed Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, you shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) a sale of stock, you shall agree to sell all of your shares and rights to acquire such shares on the terms and conditions approved by the Board and the holders of a majority of the Class A Common Stock then outstanding. You shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

(b) Your obligations under paragraph 13(a) with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Class A Common Stock shall receive the amount of consideration as if the Company were dissolved and completely liquidated; and (ii) you shall be given an opportunity to either (A) participate in such sale as a holder of Class A Common Stock to the extent of your Vested Shares or (B) upon the consummation of the Approved Sale, receive in exchange for such Vested Shares consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Class A Common Stock received by holders of Class A Common Stock in connection with the Approved Sale by (2) the number of your Vested Shares.

(c) Purchaser Representative. If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), you shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If you appoint the purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative, but if you decline to appoint the purchaser representative designated by the Company you shall appoint another purchaser representative (reasonably acceptable to the Company), and you shall be responsible for the fees of the purchaser representative so appointed.

(d) Termination of Restrictions. The provisions of this paragraph 13 shall terminate when the Company has sold shares of its Class A Common Stock pursuant to a public offering registered under the Securities Act.

14. Remedies. The parties hereto (and the Investor as a third party beneficiary) shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto (and any Investor as a third party beneficiary) may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without

[Name]

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posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

15. Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company; provided that no provision of paragraph 9, 10, 11, 12, 13, or 14 or of this paragraph 15 may be amended or waived without the prior written consent of the Investor.

16. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

18. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

19. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

20. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Louisiana.

21. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall he in writing and shall be deemed to have been given when delivered personally or transmitted by facsimile or other electronic means or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you and to the Company and the Investor at the addresses indicated below:

(a)	If to the Optionee:

[Name]
[Address]

(b)	If to the Company:

Ruth’s Chris Steak House, Inc.

[Name]

[Date]

3321 Hessmer Avenue
Metairie, Louisiana 70002
Telephone: (504) 454-6560
Telecopy: (504) 454-9067

with copies to:

Madison Dearborn Capital Partners III, L.P.
c/o Madison Dearborn, Partners, Inc.
Three First National Plaza
Suite 1330
Chicago, Illinois 60602
Telecopy: (312) 732-4098
Attn: Robin P. Selati

(c)	If to the Investor:

Madison Dearborn Capital Partners III, L.P.
Three First National Plaza, Ste. 3800
Chicago, IL 60602
Attn: Robin P. Selati

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

22. Third-Party Beneficiary. The Company and you acknowledge that the Investor is a third-party beneficiary under this Agreement.

23. Entire Agreement. This Agreement constitutes the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of Class A Common Stock of the Company.

Please execute the extra copy of this Agreement in the space below and return it to the Company’s Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

Very truly yours, RUTH’S CHRIS STEAK HOUSE, INC.

By:	/S/ THOMAS J. PENNISON JR.
Thomas J. Pennison Jr. CFO/Vice-President, Finance

Enclosures:	1. Extra copies of this Agreement

[Name]

[Date]

2. Copy of the Plan

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of [Date]	PURCHASER

[Name]